Exhibit 99.2
American Standard Energy Corp.
Unaudited Pro Forma Combined Financial Statements

As more fully described in the the Company’s Form 10-K for the year ended December 31, 2010, the Company is controlled by Randall Capps, a director, who also is the sole owner of Geronimo Holding Corporation (“Geronimo”) and XOG Operating, LLC (“XOG”) and a majority owner of CLW South Texas 2008, LP (“CLW”) (collectively, the "XOG Group"). As a result of Mr. Capps’ controlling interest in the Company and the XOG Group, the acquisitions have not been accounted for as a purchase, but as a reorganization of entities under common control and, as such, the accompanying historical financial statements will become part of the Company’s historical financial statements retrospectively for all periods presented.

On February 10, 2011, the Company entered into a Purchase of Partial Leaseholds Agreement (the “February 10, 2011 Agreement”) with Geronimo whereby the Company purchased certain mineral rights leaseholds held on properties (as described in Exhibit A to the February 10, 2011 Agreement) with a historical carrying value as of December 31, 2010 of $9,298,000 for $7,000,000 cash.  These mineral interests related to certain developed and undeveloped oil and natural gas properties located in Texas, Arkansas, Oklahoma and New Mexico.

On March 1, 2011, the Company entered into a Purchase of Partial Leaseholds Agreement (the “March 1, 2011 Agreement”) with Geronimo whereby the Company purchased certain mineral rights leaseholds held on properties (as described in Exhibit A to the March 1, 2011 Agreement) with a historical cost basis of $5,596,000 for $3,000,000 cash and 883,607 shares of Company stock valued at $5,787,626.  These mineral rights related to certain undeveloped oil and natural gas properties located in the Bakken Shale formation of North Dakota.  Certain of these mineral rights with a historical cost basis of $1,257,000 (and purchased by the Company for $1,662,000) were acquired by Geronimo subsequent to December 31, 2010, and, as a result, have been excluded from the accompanying historical and pro forma financial statements as of December 31, 2010.  These subsequently-acquired undeveloped mineral rights will be reflected in the Company’s March 31, 2011 interim condensed consolidated financial statements.

The cash portion of the February 10, 2011 and March 1, 2011 acquisitions were funded from a February 1, 2011 private placement offering in which gross proceeds of $15,406,755 were raised through the issuance of (i) 4,401,930 shares of common stock at a price of $3.50 per share and (ii) 2 series of five-year warrants each exercisable into 1,100,482 shares of common stock at exercise prices of $5.00 and $6.50 per share, respectively, subject to certain adjustments.  The Company also issued to the placement agents warrants to purchase up to 220,097 shares of common stock under the same terms and conditions as the warrants attached to the common stock issued in the February private placement offering..  The shares and warrants were sold to certain accredited investors.  Subject to certain conditions, the Company has the right to call for the exercise of such warrants.  The Company incurred costs of $.8 million in connection with this offering.

The unaudited pro forma information is based on the historical financial statements of the Properties and the Company and should be read in conjunction with the Company’s (a) audited financial statements and related notes filed in the Company’s Form 10-K for the year ended December 31, 2010, and (b) the Properties’ historical financial statements and related notes which are included in this filing.

The accompanying unaudited pro forma balance sheet of the Company as of December 31, 2010, and the unaudited pro forma statements of operations of the Company for the year ended December 31, 2010, have been prepared to give effect to the Properties owned by Geronimo as of December 31, 2010, and acquired by the Company on February 10, 2011 and March 1, 2011, as if such Properties had been historically combined with ASEC for all periods presented.

The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transaction taken place on December 31, 2010 or January 1, 2010 and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in commodity prices, future acquisitions and divestitures, future development and exploration activities and other factors.

American Standard Energy Corp.
Unaudited Pro Forma Combined Balance Sheet
December 31, 2010

	The Company Historical	The Properties Historical	Pro Forma Adjustments	Pro Forma Combined
			(Notes A and B)
Assets
Current assets:
Cash and cash equivalents	$519,996	$-	$-	$519,996
Oil and gas sales receivable – related parties	89,630	-	-	89,630
Oil and gas sales receivable, net	140,139	561,615	-	701,754
Stock subscription receivable	1,557,698	-	-	1,557,698
Other current assets	7,850	-	-	7,850
Total current assets	2,315,313	561,615	-	2,876,928

Oil and natural gas properties, at cost, successful efforts method:
Proved oil and natural gas properties	12,627,282	17,355,992	-	29,983,274
Drilling in progress	1,428,093	3,697	-	1,431,790
Unproved properties	4,183,298	4,339,266	-	8,522,564
Accumulated depreciation, depletion and amortization	(1,982,625)	(8,062,121)	-	(10,044,746)
Total oil and natural gas properties, net	16,256,048	13,636,834	-	29,892,882
Other assets, net	29,670	-	-	29,670
Total assets	$18,601,031	$14,198,449	$-	$32,799,480

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable – trade	$797,283	$128,371	$-	$925,654
Accounts payable – related parties	2,856,312	-	8,743,000	11,599,312
Accrued liabilities	1,702,951	5,744	-	1,708,695

Total current liabilities	5,356,546	134,115	8,743,000	14,233,661

Asset retirement obligations	67,223	175,409	-	242,632

Total liabilities	5,423,769	309,524	8,743,000	14,476,293

Stockholders’ equity:
Preferred stock, $.001 par value	-	-	-	-
Common stock, $.001 par value	28,344	-	884	29,228
Additional paid-in capital	19,557,353	-	5,145,041	24,702,394
Geronimo net investment	-	13,888,925	(13,888,925)	-
Deficit	(6,408,435)	-	-	(6,408,435)
Total stockholders’ equity	13,177,262	13,888,925	(8,743,000)	18,323,187

Total liabilities and stockholders’ equity	$18,601,031	$14,198,449	$-	$32,799,480

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

American Standard Energy Corp.
Unaudited Pro Forma Combined Statement of Operations
Year ended December 31, 2010
(Note A)

	The Company Historical	The Properties Historical	Pro Forma Adjustment	Pro Forma Combined
			(Note B)
Revenues:
Oil and natural gas revenues	$1,319,703	$5,541,682	$-	$6,861,385
Gain on sale of oil and natural gas properties	35,560	-	-	35,560

Total revenue	1,355,263	5,541,682	-	6,896,945

Operating costs and expenses:
Oil and natural gas production	705,065	1,458,822	-	2,163,887
Exploration expenses	247,463	-	-	247,463
General and administrative	5,368,158	306,827	-	5,674,985
Impairment of oil and natural gas properties	46,553	-	-	46,553
Depreciation, depletion and amortization	494,039	1,062,249	-	1,556,288
Accretion of asset retirement obligations	5,851	9,756	-	15,607
Total operating costs and expenses	6,867,129	2,837,654	-	9,704,783
Income (loss) from operations before income taxes	(5,511,866)	2,704,028		(2,807,838)

Income taxes	-	-	-	-

Net income (loss)	$(5,511,866)	$2,704,028	$-	$(2,807,838)

Basic and diluted loss per share	$(0.24)		-	$(0.11)

Weighted average shares used in basic and diluted loss per share	22,586,427		3,381,607	25,968,034

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

American Standard Energy Corp.
Notes to Unaudited Pro Forma Combined Financial Statements
December 31, 2010

Note A. Basis of Presentation

The Company and Geronimo are entities under common control.  As a result, the acquisition of the Properties from Geronimo by the Company on February 10, 2011 and March 1, 2011, will not be accounted for as a purchase, but as a reorganization of entities under common control.  Certain of these mineral rights with a historical cost basis of $1,257,000 (and purchased by the Company for $1,662,000) were acquired by Geronimo subsequent to December 31, 2010, and, as a result, have been excluded from the accompanying pro forma financial statements as of December 31, 2010.  These subsequently-acquired undeveloped mineral rights will be reflected in the Company’s March 31, 2011 interim condensed consolidated financial statements.

The accompanying unaudited pro forma combined balance sheet of the Company as of December 31, 2010, and the unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2010, have been prepared to give effect to the acquisition of the Properties as if the Properties had been historically combined with ASEC for all periods presented.

Following are descriptions of the individual columns included in the accompanying unaudited pro forma combined financial statements and notes to unaudited pro forma combined financial statements:

ASEC Historical -
The Company historical amounts were derived from the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010, included in the Company’s annual report on Form 10-K.  The Company applies the successful efforts method for accounting for its oil and natural gas properties.

The Properties Historical -
Represents the historical statement of assets and liabilities of the Properties as of December 31, 2010, and the historical statements of revenues and expenses of the Properties for the year ended December 31, 2010. These financial statements utilize the successful efforts method of accounting for oil and natural gas properties.

Note B. Pro Forma Adjustments

To record the acquisition of the Properties as a reorganization of entities under common control and per the terms of the Purchase of Partial Leaseholds Agreements, under which ASEC paid an aggregate $10,000,000 cash and issued 883,607 shares of the Company’s common stock and recorded the financial position of the Properties at their net historical cost basis.  Cash paid of $10,000,000, less $1,257,000 of cost basis associated with properties acquired by Geronimo subsequent to December 31, 2010, have been shown as accounts payable – related party in the amount of $8,743,000 in the accompanying pro forma balance sheet.   The cash portion of the acquisition of the Properties was funded primarily with the $15.4 million raised on February 1, 2011 from the issuance of 4,401,930 shares of the Company’s common stock at $3.50 per share and 2,200,964 common stock warrants in connection with a private placement offering.  The 883,607 shares of common stock issued to acquire the Properties was recorded at its fair market value and the difference between the cash and fair market value of the stock and the historical cost basis of the net assets acquired was recorded as a deemed dividend to additional paid-in capital.

Pro forma adjustments to the weighted average shares include (a)883,607 shares of the Company’s common stock issued in partial payment for the Properties and (b)the portion of the common shares required to be sold (2,498,000) in the February 1, 2011 common stock offering, at $3.50 per share, necessary to meet the net $8,743,000 obligation to Geronimo.

Pro forma income taxes in the accompanying statements of operations reflect income tax expense resulting from income before taxes as if the Properties had been included in a taxable C corporation for federal income tax purposes.  On a stand-alone basis, the Properties would have generated pro forma income tax expense of approximately $965,300.  However, because the Company’s available net operating loss would more than offset the taxable income generated by the Properties, the stand-alone income tax expense was reversed on a pro forma combined basis.

American Standard Energy Corp.
Notes to Unaudited Pro Forma Combined Financial Statements
December 31, 2010

Note C. Supplementary Pro Forma Information for Oil and Natural Gas Producing Activities

The following tables present supplementary pro forma information for oil and natural gas producing activities.

Pro Forma Combined Reserve Quantity Information

The following table provides a rollfoward of total net proved reserves for the year ended December 31, 2010, as well as disclosure of total proved developed and undeveloped reserves of ASEC and the Properties on a pro forma combined basis:

	ASEC Historical			The Properties Historical			Pro Forma Combined
	Oil	Natural Gas	Total	Oil	Natural Gas	Total	Oil	Natural Gas	Total
	(Bbls)	(Mcf)	(Boe)	(Bbls)	(Mcf)	(Boe)	(Bbls)	(Mcf)	(Boe)
Total Proved Reserves:
Balance, January 1, 2010	528,816	1,716,744	814,940	1,518,800	11,792,200	3,484,167	2,047,616	13,508,944	4,299,107
Revisions	149,687	978,518	312,774	23,818	548,870	115,296	173,505	1,527,388	428,070
Discoveries and extensions	109,426	15,370	111,988	16,940	-	16,940	126,366	15,370	128,928
Production	(15,199)	(36,202)	(21,233)	(41,458)	(503,870)	(125,436)	(56,657)	(540,072)	(146,669)
Balance, December 31, 2010	772,730	2,674,430	1,218,469	1,518,100	11,837,200	3,490,967	2,290,830	14,511,630	4,709,436
Proved Developed Reserves:

January 1, 2010	68,270	335,107	124,121	463,800	8,267,800	1,841,767	532,070	8,602,907	1,965,888
December 31, 2010	306,642	1,058,893	483,124	453,000	8,312,000	1,838,333	759,642	9,370,893	2,321,457
Proved Undeveloped Reserves:

January 1, 2010	460,546	1,381,637	690,819	1,055,000	3,524,400	1,642,400	1,515,546	4,906,037	2,333,219
December 31, 2010	466,088	1,615,537	735,345	1,065,100	3,525,200	1,652,634	1,531,188	5,140,737	2,387,978

American Standard Energy Corp.
Notes to Unaudited Pro Forma Combined Financial Statements
December 31, 2010

 Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the standardized measure of discounted future net cash flows relating to the proved oil and natural gas reserves of ASEC and the Properties on a pro forma combined basis as of December 31, 2010:

	ASEC Historical	The Properties Historical	Pro Forma Combined

Future production revenues	$75,085,273	$174,443,490	$249,528,763
Future production costs	(18,205,035)	(51,154,280)	(69,359,315)
Future development and abandonment costs	(8,100,000)	(7,518,950)	(15,618,950)
Future income tax expense	(11,733,060)	(38,635,000)	(50,368,060)
10% annual discount factor	(18,571,257)	(45,932,860)	(64,504,117)

Standardized measure of discounted future cash flows	$18,475,921	$31,202,400	$49,678,321

 Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to the proved oil and natural gas reserves of ASEC and the Properties on a pro forma combined basis for the year ended December 31, 2010:

	ASEC Historical	The Properties Historical	Pro Forma Combined
Oil and gas producing activities:
Extensions and discoveries	$4,109,848	$516,541	$4,626,389
Net changes in prices and production costs	5,448,903	13,972,390	19,421,293
Oil and gas sales, net of production costs	(614,638)	(4,082,860)	(4,697,498)
Changes in future development costs	1,871,994	-	1,871,994
Revisions of previous quantity estimates	8,631,334	1,851,940	10,483,274
Net change in present value of future income taxes	(4,273,040)	(2,017,301)	(6,290,341)
Accretion of discount	206,653	2,145,230	2,351,883
Changes in production rates, timing and other	1,028,347	(2,635,840)	(1,607,493)

Net increase	16,409,401	9,750,100	26,159,501
Balance, beginning of year	2,066,520	21,452,300	23,518,820

Balance, end of year	$18,475,921	$31,202,400	$49,678,321